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                             [REX STORES LOGO]


NEWS ANNOUNCEMENT                           FOR IMMEDIATE RELEASE

For further information contact:

Douglas Bruggeman                           Stewart A. Lewack, Joseph N. Jaffoni
Chief Financial Officer                     Jaffoni & Collins Incorporated
937/276-3931                                212/835-8500 or rsc@jcir.com


                        REX STORES NAMES DAVID L. BEARDEN
                      PRESIDENT AND CHIEF OPERATING OFFICER

  - FORMER PRESIDENT AND CHIEF OPERATING OFFICER OF PANASONIC'S NATIONAL SALES GROUP BRINGS MORE THAN TWENTY FOUR YEARS OF EXPERIENCE TO NEW ROLE AT REX STORES -

Dayton, Ohio (October 12, 2005) -- REX Stores Corporation (NYSE:RSC), a specialty retailer of consumer electronic products and appliances, announced today that, effective October 11, 2005, it has named David L. Bearden, 55, President and Chief Operating Officer.

Mr. Bearden brings over 24 years of diverse consumer electronics industry experience to his new role at REX. As President and COO, Mr. Bearden will have involvement in all facets of REX Stores' retail operations including buying, inventory management and merchandising strategy, and store development, among other focus areas.

During the course of his career, David L. Bearden has held several senior management positions at Panasonic Company, one of the world's largest manufacturers of consumer electronic products. From 2002 to 2004 Bearden was President and Chief Operating Officer of Panasonic's National Sales Group and most recently served as Group President of Panasonic's Consumer Electronics Sales Group. In these capacities he had full responsibility for Panasonic's $4.2 billion consumer product businesses, which markets its product through mass merchant, specialty retail, office supply and Internet sales channels. His responsibilities also included sales, marketing and channel development, credit and supply chain management for the U.S. market.


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REX STORES, 10/12/05                                               page 2


Commenting on the appointment, Stuart Rose, Chairman and Chief Executive Officer, stated, "David brings a broad range of management skills, experience and extensive industry knowledge to his role at REX Stores. His success with one of the industry's largest consumer electronics companies is an excellent match for REX, and we believe that David will contribute significantly to our retail operations. In addition, David's appointment will allow me to devote additional time to pursue new investment opportunities for REX in the energy sector. In the seven years since our first synthetic fuel investment, REX has derived significant financial benefits from this area, enabling the Company to reduce long-term debt, repurchase shares and strengthen our balance sheet."

David Bearden commented on his appointment, "As a former supplier to REX, I have been impressed with the Company's role in the markets it serves and its efficiency as an operator. I am very pleased to join Stuart Rose and his team at this point in the Company's development and look forward to an exciting future with REX."

David Bearden holds a Masters of Business Administration degree in marketing from DePaul University and earned a BSBA in Industrial Management from Roosevelt University.

REX Stores Corporation is a leading specialty retailer of consumer electronic products and appliances. As of July 31, 2005, the Company operated 228 stores in 37 states under the trade name "REX."

This news announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, and the uncertain amount of synthetic fuel production and tax credits received from time to time from the Company's synthetic fuel investments.

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